Exhibit 32

CERTIFICATIONS PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF
TITLE 18 OF THE UNITED STATES CODE

In connection with the Annual Report of Navistar Financial Corporation (“NFC"), subsidiary of International Truck and Engine Corporation, on Form 10-K for the period ended October 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Pamela J. Turbeville, Principal Executive Officer and I, John V. Mulvaney, Principal Financial Officer of NFC, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of NFC.

Date: December 7, 2007	/s/	PAMELA J. TURBEVILLE
Pamela J. Turbeville
Principal Executive Officer

Date: December 7, 2007	/s/	JOHN V. MULVANEY, SR.
John V. Mulvaney, Sr.
Principal Financial Officer

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by NFC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.  This certification shall also not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that NFC specifically incorporates it by reference.

E-437